UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

ROYAL DUTCH SHELL PLC	SHELL INTERNATIONAL FINANCE B.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales	The Netherlands
(State of incorporation or organization)	(State of incorporation or organization)

N/A	N/A
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Carel van Bylandtlaan 30

2596 HR The Hague

The Netherlands

(011 31 70) 377 9111

(Address of principal executive offices)

N/A

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.875% Guaranteed Notes due 2041	New York Stock Exchange
3.000% Guaranteed Notes due 2051	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-254137, 333-254137-01

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrants’ Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus Supplement dated November 22, 2021, and the Prospectus dated March 11, 2021, copies of which were electronically transmitted for filing with the Securities and Exchange Commission pursuant to Rule 424(b) on November 22, 2021, and each of which form a part of the Registrants’ Registration Statement on Form F-3 (Nos. 333-254137 and 333-254137-01), and are incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed herewith and are incorporated herein by reference:

99.1 — Form of Senior Debt Securities of Shell International Finance B.V. (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form F-3 of the Registrants (Registration Numbers 333-126726, 333-126726-01) filed on July  20, 2005).

99.2 — Senior Indenture, dated as of June 27, 2006, among the Registrants and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-3 of the Registrants (Registration Numbers 333-222005, 333-222005-01) filed on December 12, 2017).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 26, 2021

Royal Dutch Shell plc
(Registrant)

By:	/s/ Michael Dawson
Name: Michael Dawson
Title: Head of Financial Markets

Shell International Finance B.V.
(Registrant)

By:	/s/ Fiona Mulock
Name: Fiona Mulock
Title: Attorney-in-fact